UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2024

Apollo Debt Solutions BDC

(Exact name of Registrant as specified in its charter)

Delaware	814-01424	86-1950548
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (212) 515-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosures

Dear Valued Shareholder,

As the second quarter of 2024 has drawn to a close, we would like to take this opportunity to comment on the performance and activities of Apollo Debt Solutions BDC (“ADS” or the “Fund”). We will also provide our perspective regarding the near-term investment environment, the opportunities for the Fund and our outlook for the market.

The Fund’s Class I shares generated a 9.64% annualized distribution rate in June 2024 and delivered a three-month and one-year total net return of 2.64% and 13.18%, respectively, as of June 30, 2024, bringing the annualized inception-to-date total net return to 8.64%.[1,2] The Fund’s net asset value per share rose to $24.90 as of June 30, 2024, compared to $24.85 as of March 31, 2024.

ADS Has Outperformed Major Fixed Income Markets Since Its Inception in January 2022[1,3]

Annualized Inception-to-date Total Return (as of June 30, 2024)

WHAT HAPPENED IN MARKETS?

An apt assessment of the performance of risk assets during the second quarter is good, but not great. The Federal Reserve (the “Fed”) appeared to have regained its touch with signs that its restrictive monetary policy was finally bringing down inflation toward its long-term target. The core consumer price index—which excludes food and energy costs—rose 0.1% sequentially in June, the smallest monthly advance in three years and the headline inflation rate declined month-over-month for the first time since 2020. Additionally, US hiring and wage growth decelerated in June as the unemployment rate ticked up, leading Fed Chair Jerome Powell to describe the labor market as “no longer overheated”, at a mid-July conference.3

Risk markets cheered the news but struggled to replicate the strength we saw in the last two months of 2023 and the first quarter of 2024. The S&P 500 Index touched its 30th record high of the year by the end of June, nearing the historic 5,500 level. Still, the benchmark’s 3.9% advance in the second quarter was less than half of the 10.2% and 11.2% gains notched in the previous two quarters.3 The same was true for high yield spreads, which narrowed to a 17-year low of 335 basis points on May 6th but finished the quarter eight basis points wider at 351 basis points, the first spread widening in two years.12 The ICE BofA CCC-rated High Yield Index, which rallied 4.3% on average during the past six quarters, added just 0.2% in the second quarter.3

Similarly, capital markets activity downshifted in the second quarter. US investment grade issuance was a respectable $326 billion in the second quarter, but well below the $514 billion printed in the first three months of 2024. US high yield issuance also took a pause, falling $10 billion from the three-year high of $85 billion reached in the first quarter. Finally, the value of mergers and acquisitions (“M&A”) deals globally totaled $1.5 trillion in the first six months of 2024. While the activity slightly picked up from the same period last year, it still lags the 10-year average for the first six months of the year by more than $300 billion.12

A slow start to the second quarter was mostly to blame for the moderating performance in risk markets. A hot March US jobs report and CPI reading temporarily moved interest rates higher while a largely unsuccessful missile and drone attack by Iran and its proxies on Israel elicited an Israeli retaliatory strike that threatened to escalate the conflict in the Middle East. Surprising election outcomes in Mexico and India in early June created some stirrings of volatility in local equity indices and currency markets, and Macron’s failed election gambit pushed French government bonds to their widest spread to German Bunds in 10 years.3 The US high yield corporate and S&P 500 indices mostly shrugged off these concerns posting 1% and 3.5% returns, respectively, in June.3,5

Following indications that inflation is on a slow and steady path lower, traders are now pricing two rate cuts before the end of 2024. Additionally, economists have grown more optimistic that the global economy can avoid recession and are now projecting a 30% and 20% probability of a recession in the US and Europe, respectively, over the next 12 months, down meaningfully since February. Still, even if we assume the interest rate futures market is correct in pricing in cuts of 50 basis points this year and 100 basis points next year, short-term interest rates would end 2025 at around 4%, which would still be the highest level for overnight rates since 2007, if we exclude the recent Fed hiking cycle.13

We believe this combination of a resilient economy and higher-for-longer interest rates will continue to provide opportunities for ADS and underscores the value proposition of private credit.

THE OPPORTUNITY FOR PRIVATE CREDIT

We continued to witness a solid opportunity set for private credit throughout the first half of 2024. Despite the strong return of the syndicated credit markets this year, Leveraged Commentary & Data indicates that the volume of private credit loans taken out by the broadly syndicated loan (“BSL”) market slowed during the second quarter. Additionally, while the rebound in syndicated credit markets was driven by refinancings and repricings, most M&A and leveraged buy out (“LBO”) deals—or de novo issuance—have been financed by the private credit market.14 Executives at major US banks said during recent earning calls that they’re seeing more dialogue on M&A and predicted that dealmaking will continue to progress. Ultimately, as discussed in previous letters, we believe that for credit markets to function effectively, both types of lending—public and private—need to co-exist and provide tailored solutions that depend on the borrower’s profile, investment lifecycle and specific needs.

We believe this continued growth is the result of two key features of private credit: risk adjusted returns and excess spread per unit of risk. Creditor protection is a fundamental principle of direct lending, given the nature of the business in which lenders own the debt until maturity. This differs from the syndicated market where banks can decide to sell the instrument to a third party and exit a transaction at any time. We’ll discuss later our selective process, but ultimately one of the main reasons we will often say no to deals is when we identify potential weak creditor protections. Looking at corporate credit, spreads in the public market have tightened considerably in the last six months to the lowest levels since the Global Financial Crisis.12 We’ve seen spreads in the private market trace tighter alongside those in the public market but importantly, the incremental spread available in private credit remains stable during this period of tightening—just as it did when rates began to rise in the first quarter of 2022. It’s this relationship and consistent availability of incremental spread we look to take advantage of in the private credit markets.

Turning to the higher-for-longer interest rate environment, elevated borrowing costs have several implications for direct lenders. With short-term dated base rates above 5% and five-year SOFR swaps slightly below 4% as of mid-July, we believe direct lending continues to represent a compelling total return opportunity.16 At the same time, higher borrowing costs continue to pressure issuers, especially highly leveraged companies. A recent report from Morningstar indicated that as of June 2024, about 10% of private credit issuers were seeking covenant relief, and that more than half of this cohort carried ratings of CCC or lower.17 This is unsurprising as rates have now been elevated for two years, which has increased interest expense burdens for floating-rate borrowers. This highlights the importance of the vintage of a fund’s portfolio as well as credit selection as many companies that tapped the market in 2021—when the low-rate environment in the aftermath of the pandemic fed a dealmaking frenzy—now face a steep maturity wall and higher interest rates. ADS launched in 2022—just as the Fed embarked on its hiking path—and 98% of the Fund’s direct originations were underwritten in 2022, 2023 and 2024. The capital structures in our portfolio were created to, among other things, potentially withstand higher rates, by focusing on business that we believe can support financing costs across macroeconomic cycles.

In terms of fundraising, direct lending dominated capital raising activity during the first quarter, according to Preqin. Private debt strategies were a favorite destination for allocators, with direct lending funds raising nearly $25 billion in the first three months of 2024.18 We have witnessed this robust fundraising environment firsthand with ADS surpassing $10 billion this year in assets under management, an important milestone and a major step forward for Apollo. The Fund has grown at a measured pace, raising $7 billion in equity over the past two and a half years, which demonstrates our prudent and strategic investment approach. In the middle of March 2024, ADS priced $650 million of unsecured five-year bonds that received investment grade (“IG”) ratings from both S&P Global Ratings (BBB-) and Moody’s Investors Service (Baa3).19

With the capital ADS has raised, we plan to accelerate our initiatives, expand our reach, and seek to deliver exceptional value to our investors.

WHY APOLLO FOR CREDIT?

SCALE, EXPERIENCE & JUDGEMENT: Since Apollo’s founding in 1990, Apollo has established a notable record of success in alternative investments, serving institutional and individual investors across the risk-return spectrum—in credit, equity, and real assets strategies. As a high-growth alternative asset manager, Apollo oversees $476 billion in its credit business with a broad coverage and experienced team that includes over 368 investment professionals.20 The ongoing growth in private lending is largely consolidated in the hands of the largest platforms, and Apollo’s scale potentially allows it to lead and arrange transactions, acting as a full-service solution for borrowers and sponsors who are competing on the basis of speed, creativity and certainty of execution–as opposed to price or terms. Through an investment in ADS, individual investors generally have access to the same caliber of transactions and deals that Apollo’s institutional investors receive, which we believe can potentially produce attractive risk-adjusted returns.

PURCHASE PRICE MATTERS: ADS focuses on downside protection10 through credit selection and portfolio construction with an emphasis on lending to large cap, private US companies at the top of the capital structure. As of June 30, 2024, the weighted average EBITDA of ADS’ directly originated debt investments was $217 million8 with a weighted average net LTV of 39%, and 100%9 of ADS’ portfolio was in first-lien, senior secured debt. ADS’ direct originations in the first half of 2024 generated an average spread of 552 basis points, 113 basis points higher than the leveraged loan market.21

SELECTIVITY: In the first half of 2024, Apollo Credit closed on $10.4 billion of gross commitments for $8.5 billion of funded deployment across 41 large-cap direct lending deals, more than double the number of deals and dollars deployed over this same period last year. ADS totaled $4.1 billion of direct lending commitments, with $3.7 billion in large cap deals and the remaining in middle market direct originations. Out of 311 potential deals identified by Apollo professionals, only 41 were closed, a close rate of about 13%, underscoring our selective process. Keeping consistent with our purchase price matters philosophy, from 2009 to first quarter of 2024, Apollo’s Global Corporate Credit business had an average annual default rate of just 0.1%, compared to the 2.5% average for the leveraged loan market.22

ALIGNMENT: Since Apollo’s merger with retirement services business Athene, Apollo is often among the largest investors in its own funds. ADS invests alongside a number of Apollo’s direct lending funds where Apollo/Athene also have exposure, and these investments make up greater than 85% of ADS’ portfolio, showcasing Apollo’s strong conviction in its own transactions.11

KEY TRANSACTIONS IN 2Q2423

In June 2024, Apollo served as Lead Arranger and Administrative Agent on a $345 million first lien term loan to finance the sponsor’s acquisition of GridTek. GridTek is a repair and maintenance service provider for electric transmission and distribution infrastructure. GridTek provides services in distribution, transmission, substation and storm response. Due to our strong relationship with the sponsor, Apollo was able to lead the transaction.

In June 2024, Apollo served as Administrative Agent on a $645 million first lien term loan to PDC Brands (“PDC Brands”). PDC Brands develops, markets and sells beauty and personal care products through three main categories: wellness, personal care and fragrance. Due to our strong relationship with the Sponsor, Apollo was able to play a meaningful role in the transaction.

In June 2024, Apollo served as the Sole Lead Arranger on a €790 million first lien term loan to Ardagh Investment Holdings Sarl (“AIHS”), a subsidiary of Ardagh Group SA. AIHS in turn owns Ardagh Metal Packaging, a global metal beverage packaging company. The loan proceeds were used to refinance a 2025 bond maturity. Due to our strong relationship with AIHS, Apollo was able to exclusively lead and commit to the transaction.

ADS participated alongside other Apollo funds in all of the above transactions.

OUTLOOK

We continue to believe that the opportunity set to lend to bigger businesses on a first lien, senior secured basis at elevated yields remains attractive. We expect sponsors and large corporations to continue to seek private solutions, especially amid the ongoing debate about the timing and extent of interest rate cuts. Apollo expects a higher rate environment for a longer period.

Still, we remain cognizant of several risks and potential sources of volatility, including upside risks to inflation, further geopolitical tensions, and uncertainty leading into the November US elections. We continue to monitor several pro-inflationary trends including deglobalization, energy transition, higher defense spending and the elevated US fiscal deficit. We are keeping a close watch on geopolitical risks including the current stalemate in Ukraine and the ongoing war in the Middle East, where any escalation could impact energy markets and the broader global economy. Finally, we are tracking the heightened uncertainty less than four months before the US elections, which we expect to introduce further market volatility.

We continue to maintain a cautious approach, but we believe this environment may provide an attractive opportunity for large, scaled investors, and we expect our “credit first” philosophy to be on full display as we seek to deliver more stable returns through a tumultuous and uncertain 2024.

END NOTES

Data as of June 30, 2024, unless otherwise indicated. Reflects Apollo’s views and beliefs as of the date of this material and is subject to change without notice. Past performance is not indicative of future results. There can be no assurance that investment strategies or objectives described herein will be achieved and there can be no assurances that any of the trends described herein will continue or will not reverse. The value of any investment could decline and/or become worthless.

Certain information contained in this document constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words, or the negatives thereof. These may include financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, and statements regarding future performance. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. Apollo believes these factors include but are not limited to those described under the section entitled “Risk Factors”, in the Fund’s prospectus, and any such updated factors included in the Fund’s periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Fund’s prospectus and other filings. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Important Note on Index Performance: Index performance is shown for illustrative purposes only and have limitations when used for comparison or for other purposes due to, among other matters, volatility, credit or other factors (such as number of investments, recycling or reinvestment of distributions, and types of assets). It may not be possible to directly invest in one or more of these indices and the holdings of the Fund may differ markedly from the holdings of any such index in terms of levels of diversification, types of securities or assets represented and other significant factors. Indices are unmanaged, do not charge any fees or expenses, assume reinvestment of income and do not employ special investment techniques such as leveraging or short selling. No such index is indicative of the future results of the Fund. There can be no assurances that any of the trends described herein will continue or will not reverse. Past events and trends do not imply, predict or guarantee, and are not necessarily indicative of future events or results.

1.

Past performance is not indicative of future results, and there can be no assurance that the Fund or any Apollo fund will achieve its objectives or avoid substantial losses. Actual results may vary. Total returns for periods greater than one year are annualized. Total net return is calculated as the change in NAV per share during the period, plus distributions per share (assumes reinvested distributions) divided by the NAV per share at the beginning of the period. Total returns provided herein are net of all Fund expenses, general and administrative expenses, transaction related expenses, management fees, incentive fees, and share class specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. Performance shown does not include anticipated taxes or withholdings. The returns have been prepared using unaudited data and valuations of the underlying investments in the Fund’s portfolio, which are estimates of fair value and form the basis for the Fund’s NAV. Valuations based upon unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated. There is no guarantee that investment objective can be achieved. Inception dates: Class I shares, 1/7/22; Class S shares, 2/1/22; Class D shares, 7/1/22. The 3-month total net return as of June 30, 2024 for Class S and Class D shares without upfront placement fees: 2.42% and 2.57%, respectively; with upfront placement fees: -1.14% and 1.05%, respectively. The one-year total net return as of June 30, 2024 for Class S and Class D shares without upfront placement fees: 12.23% and 12.90%, respectively; with upfront placement fees: 8.36% and 11.23%, respectively. Annualized inception to date total net return as of June 30, 2024 for Class S and Class D shares without upfront placement fees: 7.72% and 13.69%, respectively; with upfront placement fees: 6.14% and 12.86%, respectively. No upfront sales load will be paid to the Fund with respect to Class S shares, Class D shares or Class I shares, however, if a shareholder buys Class S shares or Class D shares through certain financial intermediaries, they may directly charge transaction or other fees to shareholders, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 1.5% cap on NAV for Class D shares and 3.5% cap on NAV for Class S shares. Selling agents will not charge such fees on Class I shares. Shareholders should consult their selling agent for additional information.

2.

There is no assurance the Fund will pay distributions in any particular amount, if at all. Any distributions the Fund makes will be at the Board’s discretion. Distributions are not guaranteed. Annualized distribution rate as of June 21, 2024. The annualized distribution rate for Class S shares and Class D shares was 8.80% and 9.39%, respectively. The annualized distribution rate is calculated by multiplying the sum of the month’s stated base distribution per share and special distribution per share by twelve and dividing the result by the prior month’s NAV per share. The Fund’s annualized distribution rate, including the distribution declared on June 21, 2024 but excluding the special distribution, was 8.67% for Class I shares, 7.84% for Class S shares and 8.43% for Class D shares. Distributions may be funded, directly or indirectly, from temporary waivers or expense reimbursements borne by the Fund’s investment adviser or its affiliates that may be subject to reimbursement to the investment adviser or its affiliates. The Fund has not established limits on the amounts the Fund may fund from such sources. Distributions are all currently funded from cash flow from operations. Distributions, however, may be funded from sources other than cash flow from operations, including the sale of assets, borrowings, return of capital or offering proceeds. Distributions have been and may in the future be funded through sources other than cash flow, such as return of capital. Please refer to the Fund’s prospectus for additional information and visit the Fund’s website for notices regarding distributions subject to Section 19(a) of the Investment Company Act of 1940.
3.	Source: Bloomberg, July 2024
4.

“Leveraged Loans” represented by the Morningstar LSTA US Leveraged Loan 100 Index, which is designed to measure the performance of the 100 largest facilities in the US leveraged loan market. Index constituents are market-value weighted, subject to a single loan facility weight cap of 2%.

5.

“High Yield Corporate” represented by the ICE BofA US High Yield Index, which is market capitalization weighted and is designed to measure the performance of U.S. dollar denominated below investment grade (commonly referred to as “junk”) corporate debt publicly issued in the U.S. domestic market. The index includes securities rated below investment grade (based on an average of Moody’s Investors Service, Inc., Fitch, Inc., and S&P Global Ratings) with at least 18 months remaining to final maturity at the time of issuance and at least one-year remaining term to final maturity as of the Index’s rebalancing date. In addition, individual securities of qualifying issuers must have a fixed coupon schedule and a minimum amount outstanding of $250 million.

6.

“US Investment Grade Corporate” represented by the Bloomberg US Corporate Index, which measures the investment grade, fixed-rate, taxable corporate bond market. It includes USD denominated securities publicly issued by US and non-US industrial, utility, and financial issuers. The index is a component of the US Credit and US Aggregate Indices, and provided the necessary inclusion rules are met, US Corporate Index securities also contribute to the multi-currency Global Aggregate Index. The index includes securities with remaining maturity of at least one year.

7.

ADS generally defines large-cap borrowers as companies with more than $75 million in EBITDA, as may be adjusted for market disruptions, mergers and acquisitions-related charges and synergies, and other items.

8.

Weighted-average EBITDA of directly originated debt investments. Based on latest information tracked on our portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful (for instance, portfolio companies with negative EBTIDA). Weighted average net loan-to-value is net debt through the respective loan tranche in which the Fund has invested divided by the estimated enterprise value of the portfolio company.

9.

Composition of first lien investments based on fair market value of debt investments. Excludes cash and cash equivalents. There is no guarantee that similar allocations or investments will be available in the future. Subject to change at any time without notice.

10.	References to “downside protection” does not guarantee against loss of value. The value of any investment could decline and/or become worthless.
11.

There is no assurance that such investment opportunities will be available to the Fund. An affiliate of the Fund’s investment adviser received an exemptive order from the SEC that permits the Fund greater flexibility to participate in co-investment transactions.

12.	J.P. Morgan – North America Credit Research, July 2024.
13.	Bloomberg, June 2024
14.	PitchBook LCD, Data through June 30, 2024. Private credit count is based on transactions covered by LCD News
15.	PitchBook LCD, Data through June 30, 2024
16.	Federal Reserve Bank of New York, retrieved from FRED, Federal Reserve Bank of St. Louis, July 2024
17.	Morningstar, June 2024
18.	Preqin, June 2024
19.

Credit ratings are statements of opinions and are not statements of fact or recommendations to purchase, hold or sell securities. Apollo provides compensation directly to Moody’s and S&P for its evaluation of ADS’s unsecured debt. Credit ratings do not address the suitability of securities or the suitability of securities for investment purposes, and should not be relied on as investment advice. Please refer to the Fund’s Form 8-K filed on March 22, 2024 for more information on the Fund’s senior unsecured debt issuance.

20.

The assets of the funds, partnerships and accounts to which Apollo provides investment management, advisory, or certain other investment-related services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. Our AUM equals the sum of: 1. the NAV, plus used or available leverage and/or capital commitments, or gross assets plus capital commitments, of the yield and certain hybrid funds, partnerships and accounts for which we provide investment management or advisory services, other than CLOs, CDOs, and certain perpetual capital vehicles, which have a fee-generating basis other than the mark-to-market value of the underlying assets; for certain perpetual capital vehicles in yield, gross asset value plus available financing capacity; 2. the fair value of the investments of the equity and certain hybrid funds, partnerships and accounts Apollo manages or advise, plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments, plus portfolio level financings; 3. the gross asset value associated with the reinsurance investments of the portfolio company assets Apollo manages or advises; and 4. the fair value of any other assets that Apollo manages or advises for the funds, partnerships and accounts to which Apollo provides investment management, advisory, or certain other investment-related services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification or other conditions before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above. Apollo’s AUM measure includes Assets Under Management for which Apollo charges either nominal or zero fees. Apollo’s AUM measure also includes assets for which Apollo does not have investment discretion, including certain assets for which Apollo earns only investment-related service fees, rather than management or advisory fees. Apollo’s definition of AUM is not based on any definition of Assets Under Management contained in its governing documents or in any management agreements of the funds Apollo manages. Apollo considers multiple factors for determining what should be included in its definition of AUM. Such factors include but are not limited to (1) Apollo’s ability to influence the investment decisions for existing and available assets; (2) Apollo’s ability to generate income from the underlying assets in the funds it manages; and (3) the AUM measures that Apollo uses internally or believe are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, Apollo’s calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. Apollo’s calculation also differs from the manner in which its affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. Apollo uses AUM, Gross capital deployed and Dry powder as performance measurements of its investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs.
21.	Source: Apollo Analysts and Pitchbook LCD. Leverage loan market represented by Morningstar LSTA US Leveraged Loan Index.
22.

Source: J.P. Morgan, Apollo Analysts, as of March 31, 2024. The percentage of defaults for the investments managed by Apollo is calculated by totaling the par value of investments that default on an obligation (subsequent to Apollo’s acquisition of the asset) within a calendar year and dividing by the average total holdings in the Apollo Global Corporate Credit portfolio for that given year. This is exclusive of the acquisitions Gulf Stream Asset Management and Stone Tower Capital. J.P. Morgan Leveraged Loan defaults are calculated by totaling the par value of leveraged loan defaults and dividing by the par value outstanding in the respective market. Excludes assets purchased pursuant to a distressed-for-control strategy. Past performance is not indicative, nor a guarantee, of future results. For discussion purposes only. Information subject to change.

23.

Company names and logos are trademarks of their respective holders. There is no guarantee that similar allocations or investments will be available in the future. These transactions have been provided for discussion purposes only and were selected based on objective, non-performance-based criteria to illustrate recent large corporate direct lending investments by the Fund. The total loan amount represents the combined investment by all participants, including the Fund.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO DEBT SOLUTIONS BDC

Date: July 24, 2024	By:	/s/ Kristin Hester
	Name:	Kristin Hester
	Title:	Chief Legal Officer and Secretary